SLM Student Loan Trust 1996-4
Quarterly Servicing Report
Report Date: 9/30/2004 Reporting Period: 7/01/04 - 9/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		6/30/2004	Activity	9/30/2004
A	i	Portfolio Balance	$247,751,952.78	($33,019,337.44)	$214,732,615.34
	ii	Interest to be Capitalized	1,195,820.04		1,017,891.89

	iii	Total Pool	$248,947,772.82		$215,750,507.23

B	i	Weighted Average Coupon (WAC)	4.338%		4.398%
	ii	Weighted Average Remaining Term	79.47		77.74
	iii	Number of Loans	124,678		113,359
	iv	Number of Borrowers	49,225		45,026

	Notes and Certificates			Spread	Balance 7/26/04	% of Pool	Balance 10/25/04	% of Pool
C	i	A-1 Notes	78442GAG1	0.48%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GAH9	0.64%	196,247,772.82	78.831%	163,050,507.23	75.574%
	iii	Certificates	78442GAJ5	0.93%	52,700,000.00	21.169%	52,700,000.00	24.426%

	iv	Total Notes and Certificates			$248,947,772.82	100.000%	$215,750,507.23	100.000%

	Reserve Account		7/26/2004	10/25/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$622,369.43	$539,376.27
	iv	Reserve Account Floor Balance ($)	$1,501,183.00	$1,501,183.00
	v	Current Reserve Acct Balance ($)	$1,501,183.00	$1,501,183.00

II. 1996-4 Transactions from: 7/1/2004 through: 9/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$30,812,848.22
	ii	Principal Collections from Guarantor	3,058,739.92
	iii	Principal Reimbursements	14,302.40
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$33,885,890.54

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$45,019.10
	ii	Capitalized Interest	(911,572.20)

	iii	Total Non-Cash Principal Activity	$(866,553.10)

C	Total Student Loan Principal Activity		$33,019,337.44

D	Student Loan Interest Activity
	i	Regular Interest Collections	$1,353,012.51
	ii	Interest Claims Received from Guarantors	137,421.68
	iii	Collection Fees/Return Items	29,020.42
	iv	Late Fee Reimbursements	155,075.31
	v	Interest Reimbursements	13,942.49
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	2,893.63
	viii	Subsidy Payments	307,032.38

	ix	Total Interest Collections	$1,998,398.42

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$167.75
	ii	Capitalized Interest	911,572.20

	iii	Total Non-Cash Interest Adjustments	$911,739.95

F	Total Student Loan Interest Activity		$2,910,138.37

G	Non-Reimbursable Losses During Collection Period		$42,838.11

H	Cumulative Non-Reimbursable Losses to Date		$2,233,517.95

III. 1996-4 Collection Account Activity 7/1/2004 through 9/30/2004

A	Principal Collections
i	Principal Payments Received	$13,591,043.75
ii	Consolidation Principal Payments	20,280,544.39
iii	Reimbursements by Seller	1,395.49
iv	Borrower Benefits Reimbursements	177.85
v	Reimbursements by Servicer	5,816.44
vi	Re-purchased Principal	6,912.62

vii	Total Principal Collections	$33,885,890.54

B	Interest Collections
i	Interest Payments Received	$1,618,567.40
ii	Consolidation Interest Payments	181,792.80
iii	Reimbursements by Seller	2,868.53
iv	Borrower Benefits Reimbursements	14.73
v	Reimbursements by Servicer	10,490.44
vi	Re-purchased Interest	568.79
vii	Collection Fees/Return Items	29,020.42
viii	Late Fees	155,075.31

ix	Total Interest Collections	$1,998,398.42

C	Other Reimbursements	$118,377.40

D	Administrator Account Investment Income	$—

E	Return funds borrowed for previous distribution	$—

TOTAL FUNDS RECEIVED	$36,002,666.36
(LESS: SERVICING FEES PREVIOUSLY REMITTED)	$(455,404.48)
F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT	$35,547,261.88

G	Servicing Fee Calculation-Current Month
i	Unit Charge Calculation	$217,299.36
ii	Percentage of Principal Calculation	$232,611.34
iii	Lesser of Unit or Principal Calculation	$217,299.36

H	Servicing Fees Due for Current Period	$217,299.36

I	Carryover Servicing Fees Due	$61,056.45
Jul-04	Servicing Carryover	$27,797.55
Aug-04	Servicing Carryover	$17,946.92
Sep-04	Servicing Carryover	$15,311.98

$61,056.45

J	Administration Fees Due	$20,000.00

K	Total Fees Due for Period	$298,355.81

IV. 1996-4	Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004
INTERIM:
In School
Current	4.229%	4.166%	534	474	0.428%	0.418%	$1,665,485.83	$1,499,813.61	0.672%	0.698%

Grace
Current	4.210%	4.138%	188	169	0.151%	0.149%	646,627.52	549,498.95	0.261%	0.256%

TOTAL INTERIM	4.224%	4.159%	722	643	0.579%	0.567%	$2,312,113.35	$2,049,312.56	0.933%	0.954%
REPAYMENT
Active
Current	4.363%	4.416%	81,143	74,143	65.082%	65.405%	$130,433,300.44	$112,345,633.06	52.647%	52.319%
31-60 Days Delinquent	4.376%	4.522%	5,132	4,445	4.116%	3.921%	11,765,522.06	9,493,226.99	4.749%	4.421%
61-90 Days Delinquent	4.423%	4.519%	3,053	2,577	2.449%	2.273%	7,717,603.39	6,137,382.29	3.115%	2.858%
91-120 Days Delinquent	4.449%	4.473%	1,960	1,854	1.572%	1.636%	5,229,973.80	4,918,019.97	2.111%	2.290%
> 120 Days Delinquent	4.380%	4.493%	5,556	5,551	4.456%	4.897%	16,643,612.24	16,004,009.41	6.718%	7.453%

Deferment
Current	4.139%	4.176%	14,027	13,227	11.251%	11.668%	36,188,281.38	33,322,251.09	14.607%	15.518%

Forbearance
Current	4.387%	4.457%	12,332	10,271	9.891%	9.061%	35,273,407.61	28,601,963.05	14.237%	13.320%

TOTAL REPAYMENT	4.338%	4.399%	123,203	112,068	98.817%	98.861%	$243,251,700.92	$210,822,485.86	98.184%	98.179%
Claims in Process (1)	4.361%	4.543%	749	646	0.601%	0.570%	$2,177,653.79	$1,855,166.99	0.879%	0.864%
Aged Claims Rejected (2)	6.257%	8.000%	4	2	0.003%	0.002%	$10,484.72	$5,649.93	0.004%	0.003%
GRAND TOTAL	4.338%	4.398%	124,678	113,359	100.000%	100.000%	$247,751,952.78	$214,732,615.34	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1996-4 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	4.375%	84,282	$146,060,703.81	68.020%
- GSL - Unsubsidized	4.117%	21,343	49,915,492.46	23.245%
- PLUS Loans	5.306%	3,572	7,365,377.70	3.430%
- SLS Loans	5.305%	4,162	11,391,041.37	5.305%

- Total	4.398%	113,359	$214,732,615.34	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.415%	89,357	$174,369,049.44	81.203%
-Two Year	4.285%	17,064	28,154,277.63	13.111%
-Technical	4.394%	6,918	12,169,698.13	5.667%
-Other	6.263%	20	39,590.14	0.018%

- Total	4.398%	113,359	$214,732,615.34	100.000%

*Percentages may not total 100% due to rounding.

VI. 1996-4 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$2,127,313.42
B	Interest Subsidy Payments Accrued During Collection Period		263,868.35
C	SAP Payments Accrued During Collection Period		226,361.47
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)		94,950.53
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$2,712,493.77

G	Student Loan Rate
	i	Days in Calculation Period	91
	ii	Days in Year	366
	iii	Net Expected Interest Collections	$2,712,493.77
	iv	Primary Servicing Fee	$672,703.84
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$248,947,772.82
	vii	Student Loan Rate	3.26315%

		Accrued
		Int Factor	Accrual Period
H	Class A-1 T-Bill Based Interest Rate			0.00000%
I	Class A-1 Interest Rate	0.000000000	(07/26/04 - 10/25/04)	0.00000%
J	Class A-2 T-Bill Based Interest Rate			2.25173%
K	Class A-2 Interest Rate	0.005598564	(07/26/04 - 10/25/04)	2.25173%
L	Certificate T-Bill Based Rate of Return			2.54173%
M	Certificate Rate of Return	0.006319602	(07/26/04 - 10/25/04)	2.54173%

VII. 1996-4 Weekly T-Bill Rate Resets

			Number of
Period			Days Weighted	91 Day T-bill	A-2 Reset	CERT Reset
7/26/2004	–	7/26/2004	1	1.352%	1.9920%	2.2820%

7/27/2004	–	8/2/2004	7	1.449%	2.0890%	2.3790%

8/3/2004	–	8/9/2004	7	1.490%	2.1300%	2.4200%

8/10/2004	–	8/16/2004	7	1.497%	2.1370%	2.4270%

8/17/2004	–	8/23/2004	7	1.498%	2.1380%	2.4280%

8/24/2004	–	8/30/2004	7	1.541%	2.1810%	2.4710%

8/31/2004	–	9/7/2004	8	1.607%	2.2470%	2.5370%

9/8/2004	–	9/13/2004	6	1.663%	2.3030%	2.5930%

9/14/2004	–	9/20/2004	7	1.671%	2.3110%	2.6010%

9/21/2004	–	9/27/2004	7	1.716%	2.3560%	2.6460%

9/28/2004	–	10/4/2004	7	1.741%	2.3810%	2.6710%

10/5/2004	–	10/12/2004	8	1.716%	2.3560%	2.6460%

10/13/2004	–	10/24/2004	12	1.711%	2.3510%	2.6410%

Total Days in Accrual Period			91

VIII. 1996-4 Inputs From Previous Quarterly Servicing Reports 6/30/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$247,751,952.78
	ii	Interest To Be Capitalized	$1,195,820.04

	iii	Total Pool	$248,947,772.82
	iv	Specified Reserve Account Balance	$0.00

	v	Total Adjusted Pool	$248,947,772.82

B	Total Note and Certificate Factor		0.1654138
C	Total Note and Certificate Balance		$248,947,772.82

D	Note Balance 7/26/2004		Class A-1	Class A-2	Certificates

	i	Current Factor	0.0000000	0.3964601	1.0000000
	ii	Note Principal Shortfall	$0.00	$0.00	$0.00
	iii	Expected Note Balance	$0.00	$196,247,772.82	$52,700,000.00

	iv	Note Balance	$0.00	$196,247,772.82	$52,700,000.00
E	Interest Shortfall		$0.00	$0.00	$0.00
F	Interest Carryover		$0.00	$0.00	$0.00

G	Reserve Account Balance		$1,501,183.00
H	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
I	Unpaid Administration fees from Prior Quarter(s)		$0.00
J	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
K	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 1996-4 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Sections III -F + VI-D)		$35,642,212.41	$35,642,212.41

B	Primary Servicing Fees-Current Month		$217,299.36	$35,424,913.05
C	Administration Fee		$20,000.00	$35,404,913.05

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$35,404,913.05
	ii	Class A-2	$1,098,705.65	$34,306,207.40

	iii	Total Noteholder’s Interest Distribution	$1,098,705.65

E	Certificateholder’s Return Distribution Amount		$333,043.02	$33,973,164.38

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$33,973,164.38
	ii	Class A-2	$33,197,265.59	$775,898.79

	iii	Total Noteholder’s Principal Distribution	$33,197,265.59

G	Certificateholder’s Balance Distribution Amount		$0.00	$775,898.79

H	Increase to the Specified Reserve Account Balance		$0.00	$775,898.79

I	Carryover Servicing Fees		$61,056.45	$714,842.34

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$714,842.34
	i	Class A-2	$0.00	$714,842.34

	iii	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$714,842.34

L	Excess to Reserve Account		$714,842.34	$0.00

X. 1996-4 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Certificates
	i	Quarterly Interest Due			$0.00	$1,098,705.65	$333,043.02
	ii	Quarterly Interest Paid			0.00	1,098,705.65	333,043.02

	iii	Interest Shortfall			$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$0.00	$33,197,265.59	$0.00
	viii	Quarterly Principal Paid			0.00	33,197,265.59	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$34,295,971.24	$333,043.02

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 9/30/04			$248,947,772.82
	ii	Adjusted Pool Balance 9/30/04			215,750,507.23

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (i-ii)			$33,197,265.59

	iv	Adjusted Pool Balance 6/30/04			$248,947,772.82
	v	Adjusted Pool Balance 9/30/04			$215,750,507.23

	vi	Current Principal Due (iv-v)			$33,197,265.59
	vii	Principal Shortfall from Previous Collection Period			$—

	viii	Principal Distribution Amount(vi + vii)			$33,197,265.59

	ix	Principal Distribution Amount Paid			$33,197,265.59

	x	Principal Shortfall (viii - ix)			$—

C		Total Principal Distribution			$33,197,265.59
D		Total Interest Distribution			1,431,748.67

E		Total Cash Distributions-Note and Certificates			$34,629,014.26

F	Note & Certificate Balances		7/26/2004	10/25/2004
	i	A-1 Note Balance	(78442GAG1)	$—	$—
		A-1 Note Pool Factor		0.0000000	0.0000000

	ii	A-2 Note Balance	(78442GAH9)	$196,247,772.82	$163,050,507.23
		A-2 Note Pool Factor		0.3964601	0.3293950

	iii	Certificate Balance	(78442GAJ5)	$52,700,000.00	$52,700,000.00
		Certificate Pool Factor		1.0000000	1.0000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,501,183.00
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$714,842.34

	iv	Total Reserve Account Balance Available			$2,216,025.34
	v	Required Reserve Account Balance			$1,501,183.00

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to SLM Investment Corp.			$714,842.34
	viii	Ending Reserve Account Balance			$1,501,183.00

XI. 1996-4 Historical Pool Information

						2003	2002
			7/01/04 - 9/30/04	4/1/04-6/30/04	01/01/04-03/31/04	01/01/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$247,751,952.78	$264,660,925.37	$290,822,239.42	$427,429,657.14	$593,148,558.18

	Student Loan Principal Activity
	i	Regular Principal Collections	$30,812,848.22	$14,874,531.70	$24,224,176.80	$108,951,095.38	$92,507,398.59
	ii	Principal Collections from Guarantor	3,058,739.92	2,968,971.17	2,889,674.07	14,668,254.68	17,399,131.04
	iii	Principal Reimbursements	14,302.40	18,614.01	91,620.86	19,101,333.41	66,423,233.21
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$33,885,890.54	$17,862,116.88	$27,205,471.73	$142,720,683.47	$176,329,762.84
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$45,019.10	$44,157.38	$37,477.80	$1,018,972.41	$1,359,043.78
	ii	Capitalized Interest	(911,572.20)	(997,301.67)	(1,081,635.48)	(7,132,238.16)	(11,969,905.58)

	iii	Total Non-Cash Principal Activity	$(866,553.10)	$(953,144.29)	$(1,044,157.68)	$(6,113,265.75)	$(10,610,861.80)

(-)	Total Student Loan Principal Activity		$33,019,337.44	$16,908,972.59	$26,161,314.05	$136,607,417.72	$165,718,901.04

	Student Loan Interest Activity
	i	Regular Interest Collections	$1,353,012.51	$1,302,256.48	$1,527,414.11	$8,648,102.35	$16,433,798.27
	ii	Interest Claims Received from Guarantors	137,421.68	144,172.81	137,588.87	817,237.36	1,219,830.95
	iii	Collection Fees/Return Items	29,020.42	24,566.14	28,879.95	86,037.33	28,039.14
	iv	Late Fee Reimbursements	155,075.31	118,221.71	152,941.46	581,643.33	686,789.92
	v	Interest Reimbursements	13,942.49	18,077.12	6,338.00	161,183.23	613,265.24
	vi	Other System Adjustments	—	—	—	—	—
	vii	Special Allowance Payments	2,893.63	(185.87)	(385.82)	(973.30)	(2,538.11)
	viii	Subsidy Payments	307,032.38	346,292.84	350,387.82	1,966,068.51	3,645,070.07

	ix	Total Interest Collections	$1,998,398.42	$1,953,401.23	$2,203,164.39	$12,259,298.81	$22,624,255.48
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$167.75	$(350.24)	$1,997.63	$(776,629.29)	$(1,104,883.11)
	ii	Capitalized Interest	911,572.20	997,301.67	1,081,635.48	7,132,238.16	11,969,905.58

	iii	Total Non-Cash Interest Adjustments	$911,739.95	$996,951.43	$1,083,633.11	$6,355,608.87	$10,865,022.47

	Total Student Loan Interest Activity		$2,910,138.37	$2,950,352.66	$3,286,797.50	$12,711,217.74	$33,489,277.95
(=)	Ending Student Loan Portfolio Balance		$214,732,615.34	$247,751,952.78	$264,660,925.37	$290,822,239.42	$427,429,657.14
(+)	Interest to be Capitalized		$1,017,891.89	$1,195,820.04	$1,364,794.75	$1,454,348.43	$2,231,677.67

(=)	TOTAL POOL		$215,750,507.23	$248,947,772.82	$266,025,720.12	$292,276,587.85	$429,661,334.81

(+)	Reserve Account Balance		$—	$—	$—	$—	$—

(=)	Total Adjusted Pool		$215,750,507.23	$248,947,772.82	$266,025,720.12	$292,276,587.85	$429,661,334.81

XII. 1996-4 Historical Pool Information (continued)

			2001	2000	1999	1998	1997	1996
			1/1/01-12/31/01	1/1/00-12/31/00	1/1/99-12/31/99	1/1/98-12/31/98	1/1/97-12/31/97	9/3/96-12/31/96
Beginning Student Loan Portfolio Balance			$740,533,404.42	$875,364,537.56	$1,035,285,864.26	$1,207,834,554.65	$1,429,671,216.95	$1,478,535,335.85

	Student Loan Principal Activity
	i	Regular Principal Collections	$121,231,278.61	$125,028,439.63	$139,223,600.78	$148,950,202.58	$150,239,015.41	$47,792,030.07
	ii	Principal Collections from Guarantor	18,491,200.87	12,795,081.67	19,543,310.08	43,325,114.59	47,800,739.56	651,773.25
	iii	Principal Reimbursements	24,297,530.65	19,173,396.65	24,457,695.61	2,347,438.60	46,963,233.81	14,902,506.96
	iv	Other System Adjustments	—	—	—	—	—	(713.51)

	v	Total Principal Collections	$164,020,010.13	$156,996,917.95	$183,224,606.47	$194,622,755.77	$245,002,988.78	$63,345,596.77
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,422,628.88	$2,855,299.74	$3,352,167.02	$3,338,919.10	$3,929,552.20	$1,431,259.68
	ii	Capitalized Interest	(18,057,792.77)	(25,021,084.55)	(26,655,446.79)	(25,412,984.48)	(27,095,878.68)	(15,912,737.55)

	iii	Total Non-Cash Principal Activity	$(16,635,163.89)	$(22,165,784.81)	$(23,303,279.77)	$(22,074,065.38)	$(23,166,326.48)	$(14,481,477.87)

(-)	Total Student Loan Principal Activity		$147,384,846.24	$134,831,133.14	$159,921,326.70	$172,548,690.39	$221,836,662.30	$48,864,118.90

	Student Loan Interest Activity
	i	Regular Interest Collections	$29,197,747.28	$37,761,739.85	$44,961,493.53	$53,198,257.71	$56,301,281.76	$15,484,377.46
	ii	Interest Claims Received from Guarantors	1,437,806.55	865,876.53	1,201,310.33	2,698,296.08	2,921,282.00	13,446.63
	iii	Collection Fees/Return Items	—	—	—	—	—	—
	iv	Late Fee Reimbursements	902,129.34	996,668.51	1,057,297.94	307,848.97	—	—
	v	Interest Reimbursements	280,996.09	231,596.47	401,919.13	114,449.84	723,149.71	282,181.00
	vi	Other System Adjustments	—	(5,728.62)	—	—	—	(287.62)
	vii	Special Allowance Payments	1,592,436.27	7,320,880.95	429,888.43	1,315,559.80	1,981,421.00	257,877.96
	viii	Subsidy Payments	5,942,252.23	7,874,668.90	12,026,492.61	17,635,547.74	28,812,210.76	3,637,851.32

	ix	Total Interest Collections	$39,353,367.76	$55,045,702.59	$60,078,401.97	$75,269,960.14	$90,739,345.23	$19,675,446.75
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,072,927.91)	$(2,621,067.94)	$(2,988,129.57)	$(2,677,336.29)	$(3,293,910.82)	$(1,407,772.50)
	ii	Capitalized Interest	18,057,792.77	25,021,084.55	26,655,446.79	25,412,984.48	27,095,878.68	15,912,737.55

	iii	Total Non-Cash Interest Adjustments	$16,984,864.86	$22,400,016.61	$23,667,317.22	$22,735,648.19	$23,801,967.86	$14,504,965.05

	Total Student Loan Interest Activity		$56,338,232.62	$77,445,719.20	$83,745,719.19	$98,005,608.33	$114,541,313.09	$34,180,411.80
(=)	Ending Student Loan Portfolio Balance		$593,148,558.18	$740,533,404.42	$875,364,537.56	$1,035,285,864.26	$1,207,834,554.65	$1,429,671,216.95
(+)	Interest to be Capitalized		$3,415,024.74	$4,517,654.33	$8,006,162.46	$12,585,073.13	$14,614,638.32	$15,760,176.45

(=)	TOTAL POOL		$596,563,582.92	$745,051,058.75	$883,370,700.02	$1,047,870,937.39	$1,222,449,192.97	$1,445,431,393.40

(+)	Reserve Account Balance		$—	$1,862,627.65	$2,208,426.75	$2,619,677.34	$3,197,361.80	$3,752,958.00

(=)	Total Adjusted Pool		$596,563,582.92	$746,913,686.40	$885,579,126.77	$1,050,490,614.73	$1,225,646,554.77	$1,449,184,351.40

XIII. 1996-4 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Oct-96	$1,501,183,283	—
Jan-97	$1,445,431,393	5.70%
Apr-97	$1,393,348,336	5.80%
Jul-97	$1,335,564,804	6.30%
Oct-97	$1,278,944,721	6.57%
Jan-98	$1,222,449,193	6.82%
Apr-98	$1,176,016,497	6.44%
Jul-98	$1,130,616,448	6.11%
Oct-98	$1,088,632,931	5.70%
Jan-99	$1,047,870,937	5.32%
Apr-99	$1,003,341,745	5.09%
Jul-99	$952,927,029	5.11%
Oct-99	$916,222,689	4.68%
Jan-00	$883,370,700	4.18%
Apr-00	$847,794,786	3.79%
Jul-00	$814,237,159	3.36%
Oct-00	$776,827,888	3.26%
Jan-01	$745,051,059	3.07%
Apr-01	$714,136,701	2.85%
Jul-01	$679,925,112	2.74%
Oct-01	$642,303,670	2.60%
Jan-02	$596,563,583	2.90%
Apr-02	$554,646,651	3.19%
Jul-02	$520,735,655	3.26%
Oct-02	$471,973,333	3.86%
Jan-03	$429,661,335	4.28%
Apr-03	$391,183,255	4.63%
Jul-03	$368,010,743	4.49%
Oct-03	$319,235,103	5.39%
Jan-04	$292,276,588	5.46%
Apr-04	$266,025,720	5.50%
Jul-04	$248,947,773	5.17%
Oct-04	$215,750,507	5.69%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.